Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-effective Amendment No. 3 to Registration Statement (No. 333-188388) on Form N-2A of Eagle Growth and Income Opportunities Fund (the “Fund”) of our report dated May 22, 2015, relating to our audit of the Fund’s statement of assets and liabilities as of May 19, 2015 appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus and SAI.

/s/ McGladrey LLP

Boston, Massachusetts

June 17, 2015